UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 3, 2006
THE BON-TON STORES, INC.
(Exact name of registrant as specified in its charter)

Pennsylvania	0-19517	23-2835229
(State or Other Jurisdiction	(Commission File	(IRS Employer
of Incorporation)	Number)	Identification No.)
2801 E. Market Street, York, Pennsylvania 17402
(Address of Principal Executive Offices)
717-757-7660
(Registrant’s Telephone Number, including Area Code)
Not Applicable
(Former Name or Former Address, If Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition
Item 7.01 Regulation FD Disclosure
Item 9.01. Financial Statements and Exhibits
SIGNATURE

Item 2.02 Results of Operations and Financial Condition
     The information set forth in Item 7.01 below is incorporated herein by reference.
Item 7.01 Regulation FD Disclosure
     In a Current Report on Form 8-K filed with the Securities and Exchange Commission on February 17, 2006 (the “Prior Form 8-K”), Bon-Ton reported its intention to offer, through its subsidiary, The Bon-Ton Department Stores, Inc. (the “Issuer”), $525 million in aggregate principal amount of senior notes due 2014 (the “Notes”) in a private placement, subject to market and other conditions. The issuance of the Notes is conditioned upon and will occur simultaneously with the consummation of the previously announced pending acquisition (the “Acquisition”) by Bon-Ton of the Northern Department Store Group (“NDSG”) of Saks. Bon-Ton also intends that the Issuer and/or certain other of Bon-Ton’s affiliates will, simultaneously with completion of the Acquisition and the issuance of the Notes, enter into a new senior secured credit facility with a maximum borrowing availability of approximately $1.0 billion (the “New Senior Credit Facility”) and a new $260 million mortgage loan facility (the “New Mortgage Loan Facility”).
     The Notes will be guaranteed on a senior unsecured basis by Bon-Ton and each of its subsidiaries, other than the Issuer, that is an obligor (either as a borrower or a guarantor) under the

New Senior Credit Facility. The net proceeds of the offering of the Notes, together with borrowings under the New Senior Credit Facility and the New Mortgage Loan Facility, are to be used to finance the Acquisition, repay the debt under Bon-Ton’s current credit facility, and pay fees and expenses related to the Acquisition, the New Senior Credit Facility, the New Mortgage Loan Facility and the issuance of the Notes. The Acquisition, the offering of the Notes, borrowings under the New Senior Credit Facility and the New Mortgage Loan Facility and the application of the proceeds therefrom are collectively referred to as the “Transactions.”
     Included as Exhibit 99 to this Current Report is the information included under the headings “Summary Unaudited Pro Forma Consolidated Financial Data,” “Capitalization” and “Unaudited Pro Forma Consolidated Financial Data” in the Prior Form 8-K, as revised to reflect the planned issuance of $510 million principal amount of Notes with a coupon rate of 10-1/4% and a corresponding increase in the amount of borrowings under the New Senior Credit Facility.

* * *
     Bon-Ton is making this disclosure to be consistent with the SEC’s “fair disclosure” guidelines in advance of presentations to potential investors in the Notes.
     This information is furnished solely pursuant to Items 2.02 and 7.01 of this Current Report on Form 8-K. Consequently, it is not deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section. It may only be incorporated by reference in another filing under the Exchange Act or the Securities Act of 1933, as amended (the “Securities Act”), if such subsequent filing specifically references such items in this Current Report on Form 8-K.
     This disclosure does not constitute an offer to sell or the solicitation of an offer to buy any of the Notes or any other securities, nor will there be any sale of the Notes or any other securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state. The Notes will be offered and sold in the United States only to qualified institutional buyers pursuant to Rule 144A under the Securities Act and outside the United States to non-United States persons in compliance with Regulation S under the Securities Act. The Notes, when offered, will not have been registered under the Securities Act and may not be offered or sold in the United States, or to, or for the account of benefit of, United States persons absent such registration, except pursuant to an exemption from, or in a transaction not subject to, such registration requirement.
     Statements made in this Current Report on Form 8-K, other than statements of historical information, are forward-looking statements and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such statements involve risks and uncertainties that may cause results to differ materially from those set forth in these statements. Factors that could cause such differences include, but are not limited to, the ability to satisfy the conditions precedent to consummation of the Acquisition, including: the ability to obtain the financing necessary, including the sale of the Notes; the availability of bridge loan financing; and the availability of the New Senior Credit Facility and the New Mortgage Loan Facility. Additional factors that could cause the Company’s actual results to differ from those contained in these forward-looking statements are discussed in greater detail in Bon-Ton’s periodic reports filed with the SEC and under “Risk Factors” in Exhibit 99.2 to the prior Form 8-K.

Item 9.01. Financial Statements and Exhibits
     (c) Exhibits

Exhibit Number	Description of Exhibit

99.1	Regulation FD Disclosure*

*	Furnished herewith

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The Bon-Ton Stores, Inc.
By:	/s/ Keith E. Plowman
Keith E. Plowman
Senior Vice President, Chief Financial Officer and Principal Accounting Officer

Dated: March 3, 2006